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                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                       RICHMONT MARKETING SPECIALISTS INC.

                             a Delaware corporation

                               (the "Corporation")

                          Adopted as of October 7, 1997
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                                    BYLAWS OF
                       RICHMONT MARKETING SPECIALISTS INC.

                                   I. OFFICES

      1.1 Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and without the State of Delaware, as the Board of Directors of the Corporation (the "Board") may from time to time determine or as the business and affairs of the Corporation may require.

                           II. STOCKHOLDERS' MEETINGS

      2.1 Annual Meetings. Annual meetings of stockholders shall be held at a place and time on any weekday which is not a holiday and which is not more than 120 days after the end of the fiscal year of the Corporation as shall be designated by the Board and stated in the notice of the meeting, at which the stockholders shall elect the directors of the Corporation and transact such other business as may properly be brought before the meeting.

      2.2 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, may be called by the Chairman of the Board, the Chief Executive Officer, the Board or the holders of not less than ten percent of all the shares entitled to vote at the meetings. Such request of the Board or the stockholders shall state the purpose or purposes of the proposed meeting and business transacted at all special meetings shall be confined to the purposes stated in such notice of the meeting.

      2.3 Notices. Written notice of each stockholders meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote thereat by or at the direction of the Chairman of the Board, the Chief Executive Officer, the Secretary or the officer or person calling such meeting not less than ten nor more than 60 days before the date of the meeting, unless otherwise provided by law, the certificate of incorporation, or these bylaws.

      2.4 Quorum. The presence at a stockholders meeting of the holders, present in person or represented by proxy, of capital stock of the Corporation representing a majority of the votes of all capital stock of the Corporation entitled to vote thereat shall constitute a quorum at such meeting for the transaction of business except as otherwise provided by law, the certificate of incorporation or these bylaws. If a quorum shall not be present or represented at any meeting of the stockholders, a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of said meeting shall be given to each stockholder entitled to vote at said meeting. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
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      2.5 Voting of Shares.

            2.5.1 Voting Lists. The officer or agent who has charge of the stock ledger of the Corporation shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at said meeting.

            2.5.2 Record Date; Closing Transfer Books. The Board may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of the stockholders, the record date to be not less than ten nor more than sixty days prior to the meeting; or the Board may close the stock transfer books for such purpose for a period of not less than ten nor more than sixty days prior to such meeting. In the absence of any action by the Board, the date upon which the notice of the meeting is mailed shall be the record date.

            2.5.3 Method of Voting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

            2.5.4 Required Vote. When a quorum is present at any meeting, the vote of the holders, present in person or represented by proxy, of capital stock of the Corporation representing a majority of the votes of all capital stock of the Corporation entitled to vote thereat shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

      2.6 Consents in Lieu of Meeting. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to


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authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt, written notice of the action taken by means of any such consent which is other than unanimous shall be given to those stockholders who have not consented in writing.

      2.7 Conduct of Meetings. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.

      2.8 Telephone Meeting. Subject to the provisions of applicable law and these bylaws, stockholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                 III. DIRECTORS

      3.1 Purpose. The business of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the certificate of incorporation or these bylaws directed or required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

      3.2 Number and Qualifications. The Board shall consist of seven members, none of whom need be a stockholder or resident of the State of Delaware. The directors shall be elected at the annual meeting of the stockholders, except as hereinafter provided, and shall hold office until their successors shall be elected and shall qualify.

      3.3 Election. Directors shall be elected by the stockholders by plurality vote at an annual stockholders meeting as provided in the certificate of incorporation, except as hereinafter provided, and each director shall hold office until his successor has been duly elected and qualified. Cumulative voting shall not be permitted.

      3.4 Vacancies. If any vacancies occur in the Board by the death, resignation, retirement, disqualification or removal from office of any director, or otherwise than as a result of an increase in the number of directors, a successor or successors may be chosen at the annual meeting of the Board or stockholders or a special meeting of the Board or the stockholders called for that purpose. A director elected to fill such a vacancy shall be elected for the unexpired term of his predecessor in office. Any vacancy in the Board to be filled by reason of an increase in the number of directors may, to the extent allowed by statute, be filled by election at the annual meeting of the Board or stockholders or at a special meeting of the Board or stockholders called for that purpose.


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      3.5 Removal. Unless otherwise restricted by law, the certificate of incorporation, these bylaws or any existing agreement to the contrary among the stockholders, any director or the entire Board may be removed, with or without cause, by a majority vote of the shares entitled to vote at an election of directors, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

      3.6 Compensation. The Board shall, by majority vote, have authority to determine from time to time the amount of compensation, if any, which shall be paid to its members for their services as directors. The Board shall also have power in its discretion to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board from time to time. Nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

                               IV. BOARD MEETINGS

      4.1 Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the stockholders meeting. No notice to the directors shall be necessary to legally convene this meeting, provided a quorum is present.

      4.2 Regular Meetings. Regular meetings of the Board shall be held quarterly at such time and place as may be fixed from time to time by resolutions adopted by the Board and communicated to all directors. Except as otherwise provided by statute, the certificate of incorporation or these bylaws, neither the business to be transacted at, nor the purpose of, any regular meeting need be specified in the notice or waiver of notice of such meeting.

      4.3 Special Meetings. Special meetings of the Board (i) may be called by the Chairman of the Board or the Chief Executive Officer and (ii) shall be called by the President or Secretary on the written request of two directors. Notice of each special meeting of the Board shall be given, either personally or as hereinafter provided, to each director at least 24 hours before the meeting if such notice is delivered personally or by means of telephone, telegram, telex or facsimile transmission and delivery or by a recognized overnight delivery service; two days before the meeting if such notice is delivered by a recognized express delivery service; and three days before the meeting if such notice is delivered through the United States mail. Any and all business may be transacted at a special meeting which may be transacted at a regular meeting of the Board. Except as may be otherwise expressly provided by law, the certificate of incorporation or these bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

      4.4 Quorum, Required Vote. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law, the certificate of incorporation or these bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.


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      4.5 Consent In Lieu of Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the signed writing or the copy of such signed writing are filed with the minutes of proceedings of the Board or committee.

      4.6 Telephone Meetings. The members of the Board, any committee thereof or the stockholders may hold a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can effectively communicate with each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                           V. COMMITTEES OF DIRECTORS

      5.1 Committees. The Board, by resolution adopted by a majority of the full Board, may designate from among its members, one or more committees to consist of one or more of the directors and may designate one or more of the directors as alternate members of any committee, who may, subject to any limitations imposed by the Board, replace absent or disqualified members at any meeting of that committee. To the extent provided in said resolution, any such committee shall have and may exercise all of the authority of the Board in the management of the business and affairs of the Corporation, except where action by all members of the Board is required by statute or by the certificate of incorporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Any member of a committee may be removed by the Board by the affirmative vote of a majority of the Board, whenever in its judgment the best interests of the Corporation will be served thereby. Each committee shall keep regular minutes of its proceedings and report the same to the Board when required.

      5.2 Available Powers. Any committee established pursuant to Section 5.1 of these bylaws, but only to the extent provided in the resolution of the Board or as limited by law, the certificate of incorporation or these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

      5.3 Unavailable Powers. No committee of the Board shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law, the certificate of incorporation, or these bylaws to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation.

      5.4 Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such


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member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

      5.5 Procedures. Time, place and notice, if any, of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members designated by the Board shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by law, the certificate of incorporation or these bylaws. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

                                  VI. OFFICERS

      6.1 Elected Officers. The Board shall elect a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, one or more Vice Presidents, a Secretary, a Chief Financial Officer and Treasurer (none of whom need be a member of the Board). No elected officer of the Corporation need be a stockholder or a resident of the State of Delaware. These officers shall have the respective duties enumerated below and may elect such other officers having the titles and duties set forth below which are not reserved for the above officers or such other titles and duties as the Board may by resolution from time to time establish:

            6.1.1 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and the Board and shall have the power to call special meetings of the Board and stockholders for any purpose or purposes. Unless the Board shall otherwise delegate such duties, the Chairman of the Board shall be ex-officio a member of all standing committees.

            6.1.2 Chief Executive Officer. The Chief Executive Officer shall have the general powers of oversight, supervision and management of the business and affairs of the Corporation and shall perform such other duties as may be prescribed by the Board. Unless the Board shall otherwise delegate such duties, the Chief Executive Officer shall be ex-officio a member of all standing committees.

            6.1.3 Chief Operating Officer. The Chief Operating Officer of the Corporation shall (under the direction of the Chief Executive Officer) have general supervision of the affairs of the Corporation and shall have general and active control of all its business. Subject to the supervision, approval and review of his actions by the Board, he shall supervise and direct the President and other subordinate officers of the Corporation.

            6.1.4 President. The President of the Corporation shall (under the direction of the Chief Executive Officer and Chief Operating Officer) have authority to: cause the employment or appointment of and the discharge of employees and agents of the Corporation, other than officers, and fix their compensation; suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the President; make and sign bonds, deeds, contracts and agreements in the name of and on behalf of the Corporation and to affix the corporate


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seal thereto; sign stock certificates; and, in general, exercise all the powers usually appertaining to the office of president of a corporation, except as otherwise provided by statute, the certificate of incorporation, or these bylaws. The President shall put into operation the business policies of the Corporation as determined by the Board and as communicated to him by the Chief Executive Officer and the Chief Operating Officer. In carrying out such business policies, the President shall, subject to the supervision of the Board, the Chief Executive Officer and the Chief Operating Officer, have general management and control of the day-to-day business operations of the Corporation. He shall see that the books, reports, statements and certificates required by statutes or laws applicable to the Corporation are properly kept, made and filed according to law. The President shall be subject only to the authority of the Board, the Chief Executive Officer and the Chief Operating Officer in carrying out his duties. In the absence of or disability of the President, his duties shall be performed and his powers may be exercised by the Vice Presidents in order of their seniority, unless otherwise determined by the President, the Board, the Chief Executive Officer or the Chief Operating Officer.

            6.1.5 Vice Presidents. The Vice Presidents shall generally assist the President and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated by the President, the Chief Executive Officer, the Chief Operating Officer or the Board.

            6.1.6 Secretary. The Secretary shall see that notice is given of all meetings of the stockholders and special meetings of the Board and shall keep and attest true records of all proceedings at all meetings of the stockholders and the Board. He shall have charge of the corporation seal and have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence or disability of the Secretary, his duties shall be performed and his powers may be exercised by the Assistant Secretaries in the order of their seniority, unless otherwise determined by the Secretary, the President, the Chief Executive Officer, the Chief Operating Officer or the Board.

            6.1.7 Assistant Secretaries. Each Assistant Secretary shall generally assist the Secretary and shall have such powers and perform such duties and services as such from time to time be prescribed or delegated to him by the Secretary, the President, the Chief Executive Officer, the Chief Operating Officer or the Board.

            6.1.8 Chief Financial Officer. The Chief Financial Officer shall be the chief accounting and financial officer pertaining to the accounts and finances of the Corporation. He shall audit all payrolls and vouchers of the Corporation and shall direct the manner of certifying the same; shall receive, audit and consolidate all operating and financial statements of the Corporation and its various departments; shall have supervision of the books of account of the Corporation, their arrangement and classification; shall supervise the accounting and auditing practices of the Corporation; and shall have charge of all matters relating to taxation.

            6.1.9 Treasurer. The Treasurer shall have the care and custody of all monies, funds, and securities of the Corporation; shall deposit or cause to be deposited all such funds in and with such depositaries as the Board shall from time to time direct or as shall be selected in accordance with


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procedure established by the Board; shall advise upon all terms of credit granted by the Corporation; and shall be responsible for the collection of all its accounts and shall cause to be kept full and accurate accounts of all receipts and disbursements of the Corporation. He shall have the powers to endorse for deposit or collection or otherwise all checks, drafts, notes, bills of exchange or other commercial papers payable to the Corporation and to give proper receipts or discharges for all payments to the Corporation. The Treasurer shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. In the absence or disability of the Treasurer his duties shall be performed and his powers may be exercised by the Assistant Treasurers in the order of their seniority, unless otherwise determined by the Chief Financial Officer, the Treasurer, the President, the Chief Executive Officer, the Chief Operating Officer or the Board.

            6.1.10 Assistant Treasurers. Each Assistant Treasurer shall generally assist the Treasurer and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Chief Financial Officer, the Treasurer, the President, the Chief Executive Officer, the Chief Operating Officer or the Board.

      6.2 Election. All elected officers shall serve until their successors are duly elected and qualified or until their earlier death, disqualification, retirement, resignation or removal from office.

      6.3 Appointed Officers. The Board may also appoint or delegate the power to appoint such other officers, assistant officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary, and the titles and duties of such appointed officers may be as described in Section 6.1 for elected officers.

      6.4 Multiple Officeholders, Stockholder and Director Officers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide. Officers, such as the Chairman of the Board, possessing authority over or responsibility for any function of the Board must be directors.

      6.5 Compensation. The compensation of all officers and agents of the Corporation shall be fixed from time to time by the Board or a committee thereof.

      6.6 Term of Office; Removal; Filling of Vacancies. Unless otherwise specified by the Board at the time of election or in an employment contract approved by the Board, each elected officer's term shall end at the first meeting of directors after the next annual meeting of stockholders. Each elected officer of the Corporation shall hold office until his successor is chosen and qualified in his stead or until his earlier death, resignation or removal from office. Each appointive officer or agent shall hold office at the pleasure of the Board without the necessity of periodic reappointment. Any officer or agent elected or appointed by the Board may be removed at any time by the Board whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board.

      6.7 Additional Powers and Duties. In addition to the foregoing especially enumerated powers and duties, the several elected and appointed officers of the Corporation shall perform such other duties and exercise such further powers as may be provided by law, the certificate of


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incorporation or these bylaws or as the Board may from time to time determine or as may be assigned to them by any competent committee or superior officer.

                        VII. STOCK AND TRANSFER OF STOCK

      7.1 Certificates Representing Shares. Certificates in such form as may be determined by the Board and as shall conform to the requirements of the statutes, the certificate of incorporation and these bylaws shall be delivered representing all shares to which stockholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of, the holder's name, the number of such shares, the par value of such shares or a statement that such shares are without par value and such other matters as may be required by law. Each certificate shall be signed by (i) the Chairman of the Board, the President or a Vice President and (ii) the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signature of any such officer may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office before such certificate is issued, it may be issued by the Corporation with the same effect as if he held such office on the date of issue.

      7.2 Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of capital stock or more than one series of any class, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall, unless the Board shall by resolution provide that such class or series of stock shall be uncertificated, be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, to the extent allowed by law, in lieu of such statement, the face or back of such certificate may state that the Corporation will furnish a copy of such statement without charge to each requesting stockholder.

      7.3 Issuance. Subject to the provisions of the law, the certificate of incorporation or these bylaws, shares may be issued for such consideration and to such persons as the Board may determine from time to time. Shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate is issued.

      7.4 Payment for Shares. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation) or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares. In the absence of fraud in the transaction, the judgment of the Board as to the value of consideration received shall be conclusive. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.


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      7.5 Lost, Stolen or Destroyed Certificates. The Board, the Chief Executive
Officer, the Chief Operating Officer, the President, or such other officer or officers of the Corporation as the Board may from time to time designate, in its or his discretion may direct a new certificate or certificates representing shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board, the Chief Executive Officer, the Chief Operating Officer, the President, or any such other officer, in its or his discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it or he shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it or he may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

      7.6 Transfer of Stock. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate or certificates representing shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with all required stock transfer tax stamps affixed thereto and canceled or accompanied by sufficient funds to pay such taxes, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate or certificates to the person entitled thereto, cancel the old certificate or certificates and record the transaction upon its books.

      7.7 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, vote and be held liable for calls and assessments and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person other than such registered owner, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                              VIII. INDEMNIFICATION

      8.1 General. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys, fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in


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

good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his conduct was unlawful.

      8.2 Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture or trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      8.3 Indemnification Against Expenses. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 8.1 and 8.2 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys, fees) actually and reasonably incurred by him in connection therewith.

      8.4 Board Determinations. Any indemnification under sections 8.1 and 8.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in sections 8.1 and 8.2. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

      8.5 Advancement of Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by law or in this section VIII. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

      8.6 Non-Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this section VIII shall not be deemed exclusive of any other rights to which any director, officer, employee or agent of the Corporation seeking indemnification or advancement of expenses may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

      8.7 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of applicable law, the Certificate of Incorporation or this section VIII.

      8.8 Certain Definitions. For purposes of this section VIII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this section VIII.

      8.9 Change in Governing Law. In the event of any amendment or addition to
Section 145 of the General Corporation Law of the State of Delaware or the addition of any other section to such law with regard to indemnification, the Corporation shall indemnify to the fullest extent authorized or permitted by such then existing General Corporation Law of the State of Delaware, as amended, any person who was or in a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

               IX. INTERESTED DIRECTORS, OFFICERS AND STOCKHOLDERS

      9.1 Validity. Any contract or other transaction between the Corporation and any of its directors, officers or stockholders (or any corporation or firm in which any of them are directors of officers or have a financial interest) shall be valid for all purposes notwithstanding the presence of such director, officer or stockholder at the meeting authorizing such contract or transaction, or his participation or vote in such meeting or authorization.

      9.2 Disclosure, Approval. The foregoing shall, however, apply only if:


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

            (i) the material facts of the relationship or the interest of each such director, officer or stockholder is known or disclosed to the Board and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

            (ii) the material facts of the relationship or the interest of each such director, officer or stockholder is known or disclosed to the stockholders entitled to vote thereon and they nevertheless authorize or ratify the contract or transaction in good faith by a majority of the shares present, each such interested person to be counted for quorum and voting purposes; or

            (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, committee, or the stockholders.

      9.3 Non-Exclusive. This provision shall not be construed to invalidate any contract or transaction which would be valid in the absence of this provision.

                                X. MISCELLANEOUS

      10.1 Place of Meetings. All stockholders, directors and committee meetings shall be held at such place or places, within or without the State of Delaware, as shall be designated from time to time by the Board or such committee and stated in the notices thereof. If no such place is so designated, said meetings shall be held at the principal business office of the Corporation.

      10.2 Means of Giving Notice. Whenever under law, the certificate of incorporation or these bylaws, notice is required to be given to any director or stockholder, such notice may be given in writing and delivered personally, through the United States mail, by a nationally recognized express delivery service or by means of telegram, telex or facsimile transmission, addressed to such director or stockholder at his address or telex or facsimile transmission number, as the case may be, appearing on the records of the Corporation, with postage and fees thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with an express delivery service or when transmitted, as the case may be. Notice of any meeting of the Board may be given to a director by telephone and shall be deemed to be given when actually received by the director.

      10.3 Waiver of Notice. Whenever any notice is required to be given under law, the certificate of incorporation or these bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be filed with the corporate records. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

      10.4 Dividends. Dividends on the outstanding shares of capital stock of the Corporation may be declared by the Board at any annual, regular or special meeting. Such dividends may be paid in cash, in property or in shares of capital stock of the Corporation, or in any combination thereof.

      The Board may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, the record date to be not less than ten nor more than 60 days prior to the payment date of such dividend, or the Board may close the stock transfer books for such purpose for a period of not less than ten nor more than sixty days prior to the payment date of such dividend. In the absence of any action by the Board, the date upon which the Board adopts the resolution declaring the dividend shall be the record date.

      10.5 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall determine to be in the best interest of the Corporation; and the Board may modify or abolish any such reserve in the manner in which it was created.

      10.6 Contracts and Negotiable Instruments. Except as otherwise provided by law or these bylaws, any contract or other instrument relative to the business of the Corporation may be executed and delivered in the name of the Corporation and on its behalf by the Chairman of the Board or the President; and the Board may authorize any other officer or agent of the Corporation to enter into any contract or execute and deliver any contract in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances as the Board may by resolution determine. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by these bylaws and/or as, from time to time, may be prescribed by resolution (whether general or special) of the Board. Unless authorized so to do by these bylaws or by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.

      10.7 Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year, unless the Board shall determine otherwise.

      10.8 Seal. The seal of the Corporation shall be in such form as shall from time to time be adopted by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

      10.9 Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board and committees and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

      10.10 Resignation. Any director, committee member, officer or agent may resign by giving written notice to the Chairman of the Board, the Chief Executive Officer, the Chief Operation Officer, the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      10.11 Surety Bonds. Such officers and agents of the Corporation (if any) as the Chief Executive Officer, the Chief Operating Officer, the President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the President or the Board may determine. The premiums on such bonds shall be paid by the Corporation, and the bonds so furnished shall be in the custody of the Secretary.

      10.12 Proxies in Respect of Securities of Other Corporations. The Chairman of the Board, the Chief Executive Officer, the Chief Operation Officer, the President or the Secretary may from time to time appoint an attorney or attorneys or an agent or agents for the Corporation to exercise, in the name and on behalf of the Corporation, the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities, and the Chief Executive Officer, the Chief Operation Officer, the President or the Secretary may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the Chairman of the Board, the Chief Executive Officer, the Chief Operation Officer, the President or the Secretary may execute or cause to be executed, in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in order that the Corporation may exercise such powers and rights.

      10.13 Amendments. These bylaws may be altered, amended, repealed or replaced by the stockholders or by the Board, at any annual stockholders meeting or annual or regular meeting of the Board, or at any special meeting of the stockholders or of the Board if notice of such alteration, amendment, repeal or replacement is contained in the notice of such special meeting. The power of the stockholders to so adopt, amend, repeal or replace these bylaws shall not be divested or limited by the fact that the power to so affect these bylaws is conferred upon the Board by the certificate of incorporation.


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